EXHIBIT 99.1

Jefferies Announces Record Quarterly Earnings Per Share up 67% from
Prior Year

    NEW YORK--(BUSINESS WIRE)--Oct. 14, 2003--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the third quarter and nine months ended September 26, 2003.

    Highlights for the third quarter ended September 26, 2003:

    -- Earnings per share (diluted) increased 67% to a record $0.35, exceeding the $0.21 earned in the third quarter of 2002.
    -- Net earnings were up 74% to a record $20.5 million compared to $11.8 million for the third quarter of 2002.
    -- Earnings before income taxes and minority interest grew 87% to a record $36.1 million compared to $19.3 million for the third quarter of 2002.
    -- Total revenues rose 24% to $221.9 million versus $179.2 million in the third quarter of 2002.
    -- Investment banking revenues climbed 43% to $42.0 million compared to $29.5 million for the third quarter of 2002.

    Highlights for the first nine months ended September 26, 2003:

    -- Earnings per share (diluted) increased 7% to a record $0.92, exceeding the $0.86 earned in the first nine months of 2002.
    -- Net earnings were up 14% to a record $53.5 million compared to $47.1 million for the first nine months of 2002.
    -- Earnings before income taxes and minority interest grew 16% to a record $91.7 million compared to $79.2 million for the first nine months of 2002.
    -- Total revenues rose 11% to a record $637.5 million versus $575.4 million for the first nine months of 2002.
    -- Investment banking revenues climbed 20% to $130.9 million compared to $108.8 million for the first nine months of 2002.

    "We had solid results with a significant number of our business units showing gains from the previous quarter as the capital markets and economy improved," said Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. "We are particularly pleased with this quarter as it extends Jefferies' strong performance during the past three record years."
    "Our investment in human capital over the past few years is paying dividends, and we remain focused on the expansion and diversification of the Jefferies platform," added John C. Shaw, Jr., President of Jefferies. "Our ability to attract and retain meaningful producers in each of our businesses continues to be key to our growth."

    Conference Call

    A conference call with management discussion of financial results for the third quarter ended September 26, 2003 will be held October 14 at 11:30 AM (Eastern) and can be accessed at 617-801-9714 (code:
22871334). A replay of the call will be available two hours post-call at 617-801-6888 (code: 14373162). A live audio Webcast and delayed replay will also be available under "Investor Relations" at www.jefco.com. Questions for consideration by management may be submitted in advance through the "Contact Us" function at www.jefco.com or by calling 203-708-5975 by 10 AM Eastern on October 14.

    About Jefferies

    Jefferies Group, Inc. (NYSE: JEF) is a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., offer a variety of services for institutional investors and middle-market companies. Subsidiaries of Jefferies Group, Inc., together, comprise a full-service investment bank and institutional securities firm focused on the middle market. Jefferies offers financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies. The firm provides outstanding trade execution in equity, high yield, convertible and international securities, as well as fundamental research and asset management capabilities, to institutional investors. Additional services include correspondent clearing, prime brokerage, private client services and securities lending. The firm's leadership in equity trading is recognized by numerous consulting and survey organizations, and Jefferies' subsidiary, Helfant Group, Inc., executes approximately eleven percent of the daily reported volume of the NYSE.

    Through its subsidiaries, Jefferies Group, Inc. employs more than 1,400 people in offices worldwide, including Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York, Paris, San Francisco, Tokyo, Washington and Zurich. Further information about Jefferies, including a description of investment banking, trading, research and asset management services, can be found at www.jefco.com.


                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                             Three Months Ended    Nine Months Ended
                           --------------------- ---------------------
                            Sept. 26,  Sept. 27,  Sept. 26,  Sept. 27,
                              2003       2002       2003       2002
                           ---------- ---------- ---------- ----------

 Revenues:
   Commissions             $  59,379  $  72,183  $ 185,806  $ 199,819
   Principal transactions     86,749     48,260    225,875    182,215
   Investment banking         42,000     29,451    130,919    108,769
   Interest                   23,582     25,091     75,782     71,167
   Asset management            4,891      2,390     10,578      8,601
   Other                       5,346      1,776      8,495      4,799
                           ---------- ---------- ---------- ----------
 Total revenues              221,947    179,151    637,455    575,370
 Interest expense             21,117     20,242     73,545     60,588
                           ---------- ---------- ---------- ----------
 Revenues, net of interest
  expense                    200,830    158,909    563,910    514,782
                           ---------- ---------- ---------- ----------

 Non-interest expenses:
   Compensation and
    benefits                 115,996     91,878    325,508    298,160
   Floor brokerage and
    clearing fees             12,323     14,542     35,618     42,132
   Technology and
    communications            13,998     13,446     42,622     38,839
   Occupancy and equipment
    rental                     7,824      6,711     24,649     19,017
   Business development        6,022      5,445     17,591     17,435
   Other                       8,527      7,573     26,223     20,024
                           ---------- ---------- ---------- ----------
 Total non-interest
  expenses                   164,690    139,595    472,211    435,607
                           ---------- ---------- ---------- ----------

 Earnings before income
  taxes and
  minority interest           36,140     19,314     91,699     79,175
 Income taxes                 12,906      7,532     33,618     32,106
                           ---------- ---------- ---------- ----------
 Earnings before minority
  interest                    23,234     11,782     58,081     47,069
 Minority interest in
  earnings of
  consolidated
   subsidiaries, net           2,702         --      4,626         --
                           ---------- ---------- ---------- ----------
 Net earnings              $  20,532  $  11,782  $  53,455  $  47,069
                           ========== ========== ========== ==========

 Earnings per share:
   Basic                   $    0.41  $    0.24  $    1.06  $    0.95
                           ========== ========== ========== ==========
   Diluted                 $    0.35  $    0.21  $    0.92  $    0.86
                           ========== ========== ========== ==========

 Weighted average shares:
   Basic                      50,642     49,291     50,225     49,356
   Diluted                    59,502     55,237     58,269     54,957


All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on August 15, 2003.



                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
           (Dollars in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                      Quarters ended
                     -------------------------------------------------
                        9/26/     6/27/     3/28/    12/31/     9/27/
                        2003      2003      2003      2002      2002
                     --------- --------- --------- --------- ---------

 Statement of Earnings
-----------------------
 Revenues, net of
  interest expense   $200,830  $198,831  $164,249  $159,907  $158,909
 Non-interest
  expenses:
   Compensation and
    benefits          115,996   114,115    95,397    87,425    91,878
   Non-personnel
    expenses           48,694    52,414    45,595    47,965    47,717
                     --------- --------- --------- --------- ---------
 Earnings before
  income taxes and
  minority interest    36,140    32,302    23,257    24,517    19,314
 Income taxes          12,906    11,640     9,072     9,015     7,532
                     --------- --------- --------- --------- ---------
 Earnings before
  minority interest    23,234    20,662    14,185    15,502    11,782
 Minority interest
  in earnings of
  consolidated
   subsidiaries, net    2,702     1,924        --        --        --
                     --------- --------- --------- --------- ---------
     Net earnings     $20,532   $18,738   $14,185   $15,502   $11,782
                     ========= ========= ========= ========= =========

 Diluted earnings
  per share             $0.35     $0.32     $0.25     $0.28     $0.21
                     ========= ========= ========= ========= =========

 Financial Ratios
------------------
 Pretax operating
  margin                 18.0%     16.2%     14.2%     15.3%     12.2%
 Compensation and
  benefits/net
  revenues               57.8%     57.4%     58.1%     54.7%     57.8%
 Effective tax rate      35.7%     36.0%     39.0%     36.8%     39.0%

All per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on August 15, 2003.



                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
                   (Dollars and Shares in Thousands)
                              (Unaudited)

                                      Quarters ended
                     -------------------------------------------------
                        9/26/     6/27/     3/28/    12/31/     9/27/
                        2003      2003      2003      2002      2002
                     --------- --------- --------- --------- ---------
 Revenues by Source
--------------------
Commissions and
 principal
 transactions:
   Equities           $85,142   $85,047   $69,993   $86,802   $81,613
   International       21,951    25,618    16,231    16,703    21,602
   High yield          10,843     9,434    10,835     7,479     6,502
   Convertibles         5,146     8,570     8,184     7,825     6,823
   Execution            6,210     5,946     5,089     5,842     6,380
   Bonds Direct         8,066     6,038     4,538     3,293     3,723
   Other proprietary
    trading             8,770     9,554       476    (5,713)   (6,200)
                     --------- --------- --------- --------- ---------
     Total            146,128   150,207   115,346   122,231   120,443
Investment banking     42,000    44,716    44,203    31,059    29,451
Interest               23,582    30,701    21,499    20,860    25,091
Asset management        4,891     3,010     2,677     3,425     2,390
Other                   5,346     1,575     1,574     1,831     1,776
                     --------- --------- --------- --------- ---------
   Total revenues    $221,947  $230,209  $185,299  $179,406  $179,151
                     ========= ========= ========= ========= =========

 Other Data
------------
Number of trading
 days                      63        63        60        65        63
Average employees       1,384     1,364     1,359     1,323     1,292
Common shares
 outstanding           56,425    55,142    55,136    53,904    53,790
Weighted average
 shares:
   Basic               50,642    50,204    49,811    48,878    49,291
   Diluted             59,502    58,077    57,124    55,236    55,237

All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 effected as a stock dividend on August 15, 2003.

As of September 26, 2003, stockholders' equity amounted to $716 million, resulting in a book value of $12.69 per share.

    CONTACT: Joseph A. Schenk, 212-284-2338